                                  Exhibit (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                       ------------------------------
                                                                                          1997               1996
                                                                                       ----------         ----------
Income for primary earnings per share:
   Net income                                                  A                       $2,462,476         $1,759,745
                                                                                       ==========         ==========
Income for fully diluted earnings per share:
      Net income                                                                       $2,462,476         $1,759,745
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
            Interest                                                                       73,364            246,516
            Amortization of bond discount
               and expense                                                                  1,132              2,991
                                                                                       ----------         ----------
      Income for fully diluted shares                          B                       $2,536,972         $2,009,252
                                                                                       ==========         ==========
Common shares for primary earnings per share:
      Average shares issued                                                             7,763,908          6,505,595
      Add assumed conversion at the beginning
         of the period or issuance date if later:
         Stock options                                                                     86,562             44,947
         ESOP shares allocated                                                             64,239             36,384
      Less: Average Treasury shares                                                        42,343             67,468
                                                                                       ----------         ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                            C                        7,872,366          6,519,458
                                                                                       ==========         ==========
Common shares for fully diluted earnings per share:
      Average common shares                                                             7,872,366          6,519,458
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                                              500,880          1,926,309
         Series B preferred shares                                                          2,576              2,576
         ESOP shares unallocated                                                          183,483            213,616
         Stock options                                                                     57,443              2,640
                                                                                       ----------         ----------
      Average common shares for computation
         of fully diluted earnings per
         share (See Note below)                                D                        8,616,748          8,664,599
                                                                                       ==========         ==========

Per average common share:
   Net income                         (A + C)                                          $     0.31         $     0.27
                                                                                       ==========         ==========
   Net income assuming full dilution  (B + D)                                          $     0.29         $     0.23
                                                                                       ==========         ==========


Note:      Based on shares at end of each month.

                                       21